UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

Morphic Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38940	47-3878772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, A2
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 996-0955

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 8, 2024 (the “Announcement Report”), Morphic Holding, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 7, 2024, by and among the Company, Eli Lilly and Company, an Indiana corporation (“Parent”), and Rainier Acquisition Corporation, a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, on July 19, 2024, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $57.00 per Share (the “Offer Price”), net to the stockholder in cash, without interest thereon and subject to any applicable tax withholding.

The Offer and related withdrawal rights expired as scheduled at one minute past 11:59 p.m., Eastern Time, on August 15, 2024 (such date and time, the “Expiration Time”), and was not further extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Purchaser that, as of the Expiration Time, 46,731,511 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 92.8% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Tender Condition (as defined in the Merger Agreement) has been satisfied. As a result of the satisfaction of the Minimum Tender Condition and each of the other conditions to the Offer, on August 16, 2024, Parent and Purchaser accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the Offer Price to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, pursuant to the terms and subject to the conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on August 16, 2024, Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by the Company or any wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Shares owned by Parent, Purchaser or any other subsidiary of Parent or Purchaser at the commencement of the Offer and owned by Parent, Purchaser or any other subsidiary of Parent immediately prior to the Effective Time, (iii) Shares irrevocably accepted for purchase in the Offer or (iv) Shares that were held by stockholders who were entitled to demand and properly demanded appraisal for such Shares pursuant to and in compliance in all respects with Section 262 of the DGCL and did not fail to perfect or otherwise waive, withdraw or lose their rights to such appraisal with respect to such Shares under the DGCL), was automatically converted into the right to receive the Offer Price in cash and without interest, from Purchaser, subject to any applicable tax withholding.

Pursuant to the Merger Agreement, the treatment of the Company’s equity awards was as follows:

•

Immediately prior to the Effective Time, each stock option to purchase Common Stock of the Company that was outstanding but not then vested or exercisable was immediately vested and became exercisable in full. At the Effective Time, each outstanding stock option granted under a Company Stock Plan (as defined in the Merger Agreement) that had an exercise price per Share less than the Offer Price was canceled and converted into the right to receive an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (i) the number of Shares underlying such stock option and (ii) the excess, if any, of the Offer Price over the exercise price per Share underlying such stock option. Any stock options that had an exercise price per Share that equaled or exceeded the Offer Price were canceled for no consideration; and

•

Immediately prior to the Effective Time, each Company restricted stock unit that was outstanding but not then vested became immediately vested in full. At the Effective Time, each outstanding restricted stock unit of the Company was canceled and converted into the right to receive an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (i) the Offer Price by (ii) the number of Shares underlying such restricted stock unit.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Announcement Report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 16, 2024, in connection with the consummation of the Merger and effective as of the Effective Time, (i) the Company terminated the Company’s 2018 Stock Incentive Plan, Amended and Restated 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan and 2024 Equity Inducement Plan and (ii) the Investors’ Rights Agreement entered into as of December 5, 2018, by and among the Company and the investors listed on Schedule A thereto, terminated automatically in accordance with its terms.

In addition, as previously disclosed, on April 26, 2024, the Company entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (the “Sales Agent”) with respect to an “at-the-market” offering program, under which the Company could offer and sell, from time to time, shares of its Common Stock through the Sales Agent. Effective as of August 16, 2024, the Company terminated the Sales Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2024, the Company (i) notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Common Stock, effective as of close of business on August 16, 2024, and file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on August 16, 2024, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The Offer Price was funded with the net proceeds from a debt issuance by Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Gustav Christensen, Timothy A. Springer, Ph.D., Norbert Bischofberger, Ph.D., Martin Edwards, Susannah Gray, Nisha Nanda, Ph.D, Amir Nashat, Sc.D., Joseph P. Slattery, and Praveen P. Tipirneni, M.D. resigned from his or her respective position as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Gordon J. Brooks, Michael C. Thompson and Christopher Anderson, each a director of Purchaser immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time. The resignations described in clause (i) of the preceding sentence were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Purchaser immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The officers of Purchaser immediately prior to the Effective Time were Michael C. Thompson as President and Treasurer, Christopher Anderson as Secretary, Katie Lodato as Assistant Treasurer and Jonathan Groff as Assistant Secretary. Effective immediately following completion of the Merger, all of the incumbent officers of the Company as of immediately prior to the Effective Time were removed as officers of the Company.

Biographical and other information with respect to Gordon J. Brooks, Michael C. Thompson, Christopher Anderson, Katie Lodato and Jonathan Groff is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on July 19, 2024 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the restated certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Purchaser became the bylaws of the Company, effective as of immediately following the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 7, 2024, by and among Eli Lilly and Company, Rainier Acquisition Corporation and Morphic Holding, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Morphic Holding, Inc. with the Securities and Exchange Commission on July 8, 2024 (File No. 001- 38940)). *

3.1	Amended and Restated Certificate of Incorporation of Morphic Holding, Inc. **

3.2	Amended and Restated Bylaws of Morphic Holding, Inc. **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: August 16, 2024	By:	/s/ Michael C. Thompson
	Name:	Michael C. Thompson
	Title:	President